UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

CID Holdco, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 regulation fd disclosure.

CID HoldCo, Inc., a Delaware corporation (the “Company”), today announced that it has accepted an initial stocking order (the “Order”) from Wurth Industry North America LLC (“Wurth”) for approximately $1.27 million of the Company’s Zero Infrastructure Mesh (“ZIM”) technology network products. Under the terms of the Order, fifty percent 50% of the payment for the Order was due upon acceptance and the remaining fifty percent (50%) is due upon shipment of the products. The Order is subject to the terms and conditions of the Company’s partner agreement with Wurth, dated December 18, 2024 (as amended, the “Partner Agreement”) and the exclusivity agreement, dated September 30, 2024, by and between the Company and Wurth (as amended, the “Exclusivity Agreement” and together with the Partner Agreement, the “Wurth Agreement”). The Wurth Agreement provides Wurth with distribution rights to sell the Company’s software and hardware products to its customers globally during the initial one-year term of the agreement and each of the four renewal terms of the agreement, unless the Wurth Agreement is earlier terminated by either party in accordance with the terms thereof. The foregoing description of the Wurth Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof. There can no assurances that the terms of payment or performance of the Order or the Wurth Agreement will not be amended or modified from time to time.

Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. These statements include, but are not limited to, statements regarding the payment or performance of the Order or Wurth Agreement. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including those related to the Company’s business, market conditions, regulatory and other developments, including with respect to the claims. These factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: September 16, 2025	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
President and Chief Executive Officer

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